Exhibit 10.10

Datafeed License Agreement

October 27, 2003

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH THREE ASTERICKS AS FOLLOWS ***. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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14.15.	Survival
14.16.	Counterparts	20
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Exhibits, Appendices and Annexes

I.	Exhibit A

II.	Annex I
A Appendix I

B Appendix II

III.	Annex II

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EXECUTION COPY

DATAFEED LICENSE AGREEMENT

This Datafeed License Agreement (this “Agreement”), entered into on the 27th day of October, 2003 (“Effective Date”), sets forth the understanding between ADP Investor Communication Services, Inc., a Delaware corporation (“ADP”), and Institutional Shareholder Services, Inc., a Delaware corporation (“ISS”), concerning the implementation and operation of the Consolidated Datafeed to facilitate straight-through processing of Ballots and Vote Instructions.

WHEREAS, ADP owns a Datafeed which ISS wishes to license in connection with the management and tracking of proxy votes by ISS, and ADP wishes to so license the Consolidated Datafeed to ISS for such purposes;

NOW, THEREFORE, be it resolved that, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1.                               Definitions

As used herein, the following terms have the following meanings:

“ADP” has the meaning set forth in the Preamble hereto.

“ADP Proprietary Information” has the meaning set forth in Section 5.4(a).

“Affiliate” means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person and (b) any executive officer or director of such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto. Agreement, as used herein, shall include all Exhibits, Annexes, Schedules and Appendices attached hereto.

“Applicable Law” means, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

“Ballot” means any voteable position identified by ADP to be sent to ISS by any means.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close

“Confidential Information” has the meaning set forth in Section 11.2.

“Consolidated Datafeed” means the specific data exchanges of the consolidated agenda file, consolidated meeting file, consolidated director file, consolidated ballot file datafeed and the returned ballot confirmation file and vote instruction files for accounts of institutions for which ISS has voting authority.

“Datafeed Vote Instruction Fee“ has the meaning set forth in Section 6.1.

“Disclosing Party” has the meaning set forth in Section 11.1.

“Downtime” means those periods of time during which the Consolidated Datafeed is not available to ISS for purposes of processing meeting, agenda and Ballot information, but not including Scheduled Maintenance and Unscheduled Maintenance.

“Effective Date” means the date of this Agreement.

“Enhanced Components” has the meaning set forth in Section 3.3.

“Extended Third-Party Agreement” has the meaning set forth in Section 8.3.

“File Transfer” means a file transfer that is encrypted using the SCP (secure copy) over SSH (secure shell) open standards based protocol or its equivalent as mutually agreed to by ADP and ISS

“Governmental Authority” means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

“Initial Term” has the meaning set forth in Section 12.1.

“ISS” has the meaning set forth in the Preamble hereto.

“ISS Agenda Codes” has the meaning set forth in the Statement of Work.

“ISS Business” has the meaning set forth in Section 3.1.

“ISS Proprietary Information” has the meaning set forth in Section 5.3(a).

“ISS Vote Instructions” has the meaning set forth in the Statement of Work.

“Live Date” has the meaning set forth in Section 2.1.

“Material Adverse Effect” means a material adverse effect on the business, financial condition, assets or results of operations of a party.

“Minimum Monthly Ballot Requests Fee” has the meaning set forth in Section 6.3.

“Monthly Fee Ballot Percentage” has the meaning set forth in Section 6.3.

“Nominees” has the meaning set forth in Section 12.2(e).

“Person” means any natural person, corporation, partnership, limited liability company, trust or any other legal entity.

“Proxy Edge License Agreement” has the meaning set forth in Section 3.6.

“Receiving Party” has the meaning set forth in Section 11.1.

“Revised Term” has the meaning set forth in Section 8.2.

“Scheduled Maintenance” means those periods of time, during which ADP performs maintenance to or repairs all or part of the Consolidated Datafeed. Any Scheduled Maintenance shall occur between 11:00 a.m. and 4:00 p.m. E.S.T. on Saturday or Sunday, and is subject to prior e-mail notification to ISS, at least two weeks in advance of the Scheduled Maintenance.

“Service Agreement” has the meaning set forth in Section 4.1.

“Services” has the meaning set forth in Section 4.2.

“Statement of Work” has the meaning set forth in Section 2.1.

“Support Services” has the meaning set forth in Section 4.1.

“Term” has the meaning set forth in Section 12.1.

“Third-Party Agreement” has the meaning set forth in Section 8.1.

“Third-Party Favorable Terms” has the meaning set forth in Section 8.2.

‘Transition Period” has the meaning set forth in Section 12.3.

“Unsanctioned Method or Unsanctioned Form” means any method or form of Vote Instruction transmitted electronically by ISS other than through such method or form prescribed by ADP in the instructions published and available for review by a user upon accessing the applicable electronic form or method in question.

“Unscheduled Maintenance” means those periods of time, aside from Scheduled Maintenance periods, during which ADP performs maintenance to or repairs all or part of the Consolidated Datafeed.

“Vote Instruction” means any instruction given by a beneficial owner of a security that directs a Person with legal authority to vote such security and which is transmitted to ADP.

SECTION 2.                     Implementation and Operation of the Consolidated Datafeed.

2.1.                                  Deadline. The parties shall implement and operate the Consolidated Datafeed pursuant to the statement of work attached hereto as Exhibit A, which shall include a detailed migration plan (the “Statement of Work”). The completion of the Consolidated Datafeed migration and implementation shall be deemed to have occurred when the Consolidated Datafeed is fully operational, which shall be no later than January 8, 2004 (the “Live Date”); provided, however, that in the event any of the migration milestones set forth in the Statement of Work have not been met, the deadline for implementation of the Consolidated Datafeed shall be extended by the parties to a date to be mutually agreed upon in good faith (the date upon which the Consolidated Datafeed is fully operational shall be deemed to be the Live Date). The obligations of ISS and ADP with respect to implementation are set forth in this Section 2 and the Statement of Work. Notwithstanding the foregoing, either party may terminate this Agreement in the event that the Consolidated Datafeed is not fully operational by September 1, 2004.

2.2.                                 Expenses; Availability. ADP shall, at its expense, provide the Consolidated Datafeed to ISS in the ADP standard format and as described in the related documentation. ADP shall provide ISS in a timely manner related documentation, which will include a data dictionary describing each data field (with mandatory or optional designations and acceptable values for the data fields) and sample files. The Consolidated Datafeed will be delivered in the manner set forth in the Statement of Work, or as otherwise agreed between both parties. ADP shall ensure that the Consolidated Datafeed is available to ISS at all times, other than during Scheduled Maintenance, Unscheduled Maintenance or emergency maintenance as set forth in the Statement of Work.

2.3.                                 Access. ISS may access the Consolidated Datafeed from any ISS personal computer, local area network or other central processing unit located at any ISS facility. ISS shall provide at its own expense all communications equipment, including telephone lines and modems, usage or connect charges, necessary for access to the Consolidated Datafeed.

2.4.                                 Distribution Guidelines. ADP will be responsible for the accuracy, completeness, and timely availability of meeting notice, ballots and agenda data on the Consolidated Datafeed that are generated, in keeping with ADP’s normal standards for delivery of such information.

2.5.                                 Updates. During the Term, ADP may from time to time update, enhance or modify the Consolidated Datafeed. ADP shall provide ISS with the most current, up-to-date version of the Consolidated Datafeed, including, without limitation, the most current version of the Consolidated Datafeed, reflecting any updates, enhancements or modifications as may be required by applicable law or Securities and Exchange Commission rules or regulations, at such time as the new version is released. Any such updates to the Consolidated Datafeed shall be no additional charge. The parties acknowledge that from time to time the Consolidated Datafeed may require certain mutually agreed upon modifications to properly interface with each of the parties’ servers. Upon ISS’s request, ADP shall perform necessary modifications to the Consolidated Datafeed so that it will continue to interface properly with the ISS server.

2.6.                                 New Components. If, during the Term, ADP develops new components or functionality for the Consolidated Datafeed, then the new components or functionality shall be offered to ISS at an additional fee to be mutually agreed upon. ISS may, at its option, accept or reject the inclusion of each new component or functionality in the Consolidated Datafeed. Upon the acceptance of each new component or functionality by ISS, such new component or functionality will be automatically included in the license granted to ISS hereunder and ADP shall support the new component or functionality on terms and conditions mutually acceptable to both parties. If ISS accepts a new component or functionality that requires customization for integration into the Consolidated Datafeed, both parties shall use commercially reasonable efforts to enter into a statement of work to integrate such new component or functionality. Upon execution by the parties, each such statement of work shall constitute an amendment to this Agreement. If at any time during the Term ISS elects not to use any new component or functionality, then included in the Consolidated Datafeed, then ISS shall, at its sole expense and within 60 days of the implementation of such new component or functionality, do whatever is necessary to adapt to any format changes that may be required to allow ISS to continue to use the Consolidated Datafeed as contemplated by this Agreement.

SECTION 3.                           License.

3.1.                                 License Grant of Consolidated Datafeed. During the Term, ADP hereby grants to ISS a non-exclusive, worldwide license to use, possess, display and otherwise process and handle the Consolidated Datafeed in all electronic forms and media in connection with ISS’s voting agent services solely and exclusively for the purposes of processing meeting, agenda and ballot information of custodians using ADP as their proxy processing agent for accounts for which ISS has voting authority and generating, distributing and returning ISS Vote Instructions for positions held with such custodians. Except for the license granted herein, ISS shall have no other rights to the Consolidated Datafeed or the information provided by ADP.

3.2.                                 Sublicenses. During the Term, ISS shall have the right to sublicense (including, without limitation, the right to further sublicense) to any Affiliate the rights licensed to ISS in Section 3.1 License Grant of Consolidated Datafeed exclusively, provided that each sublicensee agrees in writing to be bound by the terms of this Agreement.

3.3                                    License Grant of Enhanced Components. During the Term, ISS hereby grants to ADP a royalty-free worldwide license to use, possess, reproduce, modify, display, distribute and otherwise process and handle ISS Vote Instructions and ISS Agenda Codes (collectively, “Enhanced Components”) solely for the purpose of providing the Consolidated Datafeed to ISS pursuant to the terms of this Agreement. ADP shall not use the Enhanced Components in any fashion that would reveal, disclose or identify any information (which was not otherwise previously known or acquired by ADP through lawful means) about ISS clients or their voting histories or instructions.

3.4.                                 Scope of License. Except as expressly provided herein, no license, right, title or interest in or to the Consolidated Datafeed is granted to ISS, and no license, right, title or interest in or to the Enhanced Components is granted to ADP, either expressly or by implication, estoppel or otherwise.

3.5.                                 Creation of Reports. Notwithstanding anything to the contrary contained in this Agreement, ISS is hereby authorized to extract investment position and vote history information generated by the use of the Consolidated Datafeed (including the Enhanced Components) and to incorporate such extracted information into ISS’s vote compilation software for the purpose of creating reports, which indicate an investor’s combined positions and voting history records across all accounts for which ISS has voting authority. ISS is solely responsible for the content of any and all information and/or data extracted as set forth above and ADP shall have no liability or obligation with respect to the accuracy of such information and data or the accuracy of any reports generated therefrom.

3.6.                                 Termination of Existing License. Between the Effective Date and the Live Date, all Ballots processed through the existing Proxy Edge Software (and not through the Consolidated Datafeed) shall be governed in all respects by the existing Proxy Edge Software License and Services Agreement dated January 1, 1998 between ADP and ISS (as amended, the “Proxy Edge License Agreement”). As of the Live Date, this Agreement shall supersede and replace the Proxy Edge License Agreement, which shall be terminated as of the Live Date.

SECTION 4.                            Support Services

4.1.                                 Service Agreement ADP shall provide the support services specified in and according to the terms and conditions as set forth in the Service Level Agreement (the “Service Agreement”) between ADP and ISS, and attached hereto as Annex I (the “Support Services”).

4.2.                                  Additional Support Services. ADP shall, at no additional cost, provide to ISS the following support services (together with the Support Services, the “Services”) for the Consolidated Datafeed (including all updates, enhancements and modifications thereto): (a) provide telephone support on every Business Day to assist in the implementation, utilization and maintenance of the Consolidated Datafeed; (b) provide upgrades or updates (and appropriate documentation) that contain error or defect corrections; and (c) correct any error or defect in content or the transmission of the Consolidated Datafeed reported by ISS, or any of which ADP becomes aware, within a reasonable time frame given the severity of such error or defect, which error or defect causes the Consolidated Datafeed not to perform substantially in accordance with the description of its functions contained in the Statement of Work; and (d) answer questions and respond to problems related to (i) data communications, data quality and accuracy, (ii) whether a share position has been reported, and (iii) whether an electronic ballot has been transmitted, received, confirmed, released, or reported for tabulation. Upon request by ISS or custodians of ISS’ clients, ADP will ascertain the current voting status of any account, including review of unreleased votes. Telephone or telecommunication charges under this Agreement will be borne by the party placing the call. ADP may but shall not be obligated to record telephone calls and ISS hereby consents to the recording of such calls.

SECTION 5.                            Ownership of Intellectual Property

5.1.                                 Ownership of Consolidated Datafeed. ISS acknowledges that as between the parties ADP owns all right, title and interest in and to the Consolidated Datafeed other than the Enhanced Components. ISS shall not take any action that is inconsistent with such ownership of the Consolidated Datafeed and agrees that nothing in this Agreement and no use of the Consolidated Datafeed by ISS pursuant to this Agreement shall vest in ISS, or be construed to vest in ISS, any right of ownership in or to the Consolidated Datafeed other than the right to use the Consolidated Datafeed solely in accordance with the terms and conditions of this Agreement.

5.2.                                  Ownership of Enhanced Components. ADP acknowledges that as between the parties ISS owns all right, title and interest in and to the Enhanced Components. ADP shall not take any action that is inconsistent with such ownership of the Enhanced Components and agrees that nothing in this Agreement and no use of the Enhanced Components by ADP pursuant to this Agreement shall vest in ADP, or be construed to vest in ADP, any right of ownership in or to the Enhanced Components other than the right to use the Enhanced Components solely in accordance with the terms and conditions of this Agreement.

5.3.                            ISS Proprietary Information.

(a)                                        ADP acknowledges and understands ISS’s representation that the securities holdings, investment plans, client records and other proprietary or confidential information of ISS, and all information relating thereto, are confidential, proprietary and trade secrets of ISS and ISS’s clients (except with respect to information in the public domain) (“ISS Proprietary Information”). ADP acknowledges that during its performance of its obligations hereunder, ADP may be provided with or have access to ISS Proprietary Information, which it shall treat as Confidential Information and comply with the obligations concerning Confidential Information set forth in Section 11. ADP further agrees that in addition to ISS’s right to equitable and injunctive relief to prevent unauthorized, negligent or inadvertent use or disclosure of ISS Proprietary Information as provided for in Section 11.6, ISS shall be entitled to recover the amount of all such damages (including reasonable attorneys’ fees and expenses) in connection with such use or disclosure.

(b)                                       Notwithstanding anything in this Section 5.3 to the contrary, ADP may use (i) information obtained from ISS such as its feedback and suggestions regarding the Consolidated Datafeed, and (ii) ISS’s and ISS clients’ voting patterns for purposes of providing statistical data to third parties, provided that in each case neither ISS’s nor its clients’ identities are disclosed nor could reasonably be inferred from the context of the description. ISS shall have the right to review and approve in writing the characterization of ISS ‘ client voting records (identified. as such) or patterns prior to any dissemination of such information to any Person other than ISS. Nothing in this paragraph or anywhere else in this Agreement shall be interpreted as a restriction of any kind on ADP’s use of information (i) that is not ISS Proprietary Information; (ii) of which ISS is not the owner or (iii) that did not emanate from ISS (so long as such information was previously known or acquired by ADP through lawful means).

5.4.                            ADP Proprietary Information.

(a)                                          ISS acknowledges and understands ADP’s representation that the securities holdings, investment plans, client records as well as certain intellectual property contained in ADP’s Proxy Plus System and other proprietary or confidential information of ADP, and all information relating thereto, are confidential, proprietary and trade secrets of ADP and ADP’s clients (except with respect to information in the public domain) (“ADP Proprietary Information”). ISS acknowledges that during its performance of its obligations hereunder, ISS may be provided with or have access to ADP Proprietary Information, which it shall treat as Confidential Information and comply with the obligations concerning Confidential Information set forth in Section 11.6. ISS further agrees that in addition to ADP’s right to equitable and injunctive relief to prevent unauthorized, negligent or inadvertent use of disclosure of ADP Proprietary Information as provided for in Section 11, ADP shall be entitled to recover the amount of all such damages (including reasonable attorney’s fees and expenses) in connection with such use or disclosure.

SECTION 6.                        Fees.

6.1.           Vote Instruction Fee. ISS and ADP shall each use commercially reasonable efforts to minimize the number of paper ballots transmitted by ADP to ISS, and returned by ISS to ADP, during the Term, to further a system of full electronic interchange between the parties. During the Term, subject to Section 6.3 below, ISS shall pay ADP a fee per Vote Instruction (the “Datafeed Vote Instruction Fee”) as set forth on Annex II hereto (subject to any adjustments pursuant to Section 8 herein) for Vote Instructions pertaining to Ballots transmitted via any method by ADP to ISS, and returned by ISS to ADP through the Consolidated Datafeed. The aggregate Datafeed Vote Instruction Fees shall be invoiced to ISS on a monthly basis.

6.2.          Services Fee. ADP shall provide the Services (outlined in Section 4.1 and 4.2 herein) to ISS at no additional cost.

6.3.           Minimum Monthly Ballot Requests Fee. Notwithstanding anything contained in this Agreement to the contrary, with respect to each month of the Term, ISS shall be obligated to pay to ADP a minimum fee (the “Minimum Monthly Ballot Requests Fee”) equal to the product of (x) the weighted average of the applicable monthly Datafeed Vote Instruction Fee(s) and (y) a number equal to 95% (the “Monthly Fee Ballot Percentage”) of all Ballots which ISS’s clients have requested that ISS vote on their behalf and which are sent or transmitted by ADP, by whatever means, to ISS during the month in question. ISS’s obligation to pay the Minimum Monthly Ballot Requests Fee shall be absolute, irrespective of the number of Vote Instructions actually transmitted to ADP via the Consolidated Datafeed for the month in question. On an annual basis during the Term, beginning on the first anniversary of the Live Date, ADP and ISS shall, in good faith, perform a review of (i) the total number of Ballots transmitted by ADP, by whatever means, to ISS during the previous year, (ii) the total number of Ballots voted by ISS and returned to ADP, by whatever means, during the previous year, (iii) the total number of Ballots voted by ISS and returned to ADP via the Consolidated Datafeed during the previous year, and (iv) any qualifying factors identified by each of ISS and ADP with respect to the immediately preceding clauses (i) through (iii), in order to determine whether any adjustment to the Monthly Fee Ballot Percentage is required based on the initial formula used to determine the Monthly Fee Ballot Percentage. If, and to the extent, such percentage shall be adjusted, the aggregate Minimum Monthly Ballot Requests Fees for the previous year shall be reconciled to reflect a credit or balance due to or by ISS for such adjustment of the Monthly Fee Ballot Percentage.

6.4.                                  Failure to Pay and Overdue Payments. Any payments other than payments subject to a bona fide dispute, that are not made within 60 days of the invoice date as provided in this Section 6 shall bear interest at the annual rate of 8%. Such remedy is not exclusive but shall be cumulative along with any and all other remedies available to ADP under this Agreement and Applicable Law.

SECTION 7.                        Representations, Warranties and Covenants.

7.1.                                  ISS Representations. ISS represents and warrants to ADP the following:

(a)                                  It is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All requisite corporate actions necessary for the due authorization, execution, delivery, and performance of this Agreement by ISS have been duly taken. ISS has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of ISS enforceable against ISS in accordance with its terms (except as may be limited by bankruptcy, insolvency, or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

(b)                                 The execution, delivery and performance by ISS of this Agreement does not and will not violate or conflict with, or require the consent of any third party under, any agreements, rights, or obligations existing between ISS and any other Person.

(c)                                  It has the full legal right to grant to ADP the licenses granted under this Agreement. ISS’ performance of its obligations under this Agreement does not infringe upon any intellectual property right or proprietary right of any Person

7.2.                                  ADP Representations. ADP represents and warrants to ISS the following:

(a)                                  It is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All requisite corporate actions necessary for the due authorization, execution, delivery, and performance of this Agreement by ADP have been duly taken. ADP has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of ADP enforceable against ADP in accordance with its terms (except as may be limited by bankruptcy, insolvency, or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

(b)                                      The execution, delivery and performance by ADP of this Agreement does not and will not violate or conflict with, or require the consent of any third party under, any agreements, rights, or obligations existing between ADP and any other Person.

(c)                                       It has the full legal right to grant to ISS the licenses granted under this Agreement and its performance of its obligations under this Agreement does not infringe upon any intellectual property right or proprietary right of any Person.

7.3.                            ADP Covenants. ADP covenants to ISS as follows:

(a)                                       During the Term, ADP shall not knowingly distribute any material or operate any system including, without limitation, its Consolidated Datafeed that (i) infringes any intellectual property rights of any Person or (ii) violates any law, statute, ordinance, or regulation (including without limitation, the laws and regulations governing export control), and shall use commercially reasonable efforts to prevent the distribution of any material, program, device or system, including, without limitation, the Consolidated Datafeed, that contains any viruses, trojan horses, worms, time bombs, cancelbots, or other computer programming routines that are intended to damage, detrimentally interfere with; surreptitiously intercept, gain unauthorized access to or control over, or expropriate any system, data or personal information or in anyway affect its obligations hereunder.

(b)                                      The Consolidated Datafeed shall comply in all material respects, and operate in substantial conformance, with the descriptions and representations set forth in this Agreement, including the Statement of Work (and any amendments to this Agreement).

(c)                                       During the Term, ADP shall conduct an annual SAS-70 audit or similar audit at least as comprehensive as a SAS-70 audit and shall provide the results of such audit to ISS.

(d)                                      During the Term, ADP shall conduct a bi-annual disaster recovery test and provide the results of such test to ISS.

(e)                                       During the Term, but only on one (1) occasion per year, ISS may retain an independent third party, at its cost, to conduct a quality assurance review of the Consolidated Datafeed; however, such review shall not extend to review, disclosure and audit of any proprietary systems, trade secrets or intellectual property of ADP, including, but not limited to, source code or password protected code, inventions, know-how, confidential customer data or third party software or proprietary material licensed by ADP. The audit may be conducted provided that the actual report and the results of such audit shall be deemed Confidential Information of ADP and the report and results of such audit may only be disclosed to ISS after execution by ISS of an appropriate non-disclosure agreement, and in no event shall the report and results be disclosed to any third party without ADP’s prior written consent. In no event shall the results of the audit be used by ISS to compete with ADP or to the detriment of ADP’s business.

(f)                                         On the first anniversary of the Term, ADP shall negotiate in good faith with ISS to determine the appropriateness and extent, if any, of a mutually beneficial increase to the de minimis activity threshold set forth in Section 12.2(e).

7.4.                              ISS Covenants. ISS covenants to ADP as follows:

(a)                                       During the Term, ISS shall not knowingly distribute any material or operate any system, including, without limitation, the Enhanced Components, that (i) infringes any intellectual property rights of any Person or (ii) violates any law, statute, ordinance, or regulation (including without limitation, the laws and regulations governing export control), and shall use commercially reasonable efforts to prevent the distribution of any material, program, device or system, including, without limitation, the Enhanced Components, that contains any viruses, trojan horses, worms, time bombs, cancelbots, or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept, gain unauthorized access to or control over, or expropriate any system, data or personal information or in anyway affect its obligations hereunder.

(b)                                      During the Term, ISS shall conduct an annual SAS-70 audit or similar audit at least as comprehensive as a SAS-70 audit and shall provide the results of such audit to ADP.

(c)                                       During the Term, ISS shall conduct a bi-annual disaster recovery test and provide the results of such test to ADP.

(d)                                      During the Term, but only on one (1) occasion per year, ADP may retain an independent third party, at its cost, to conduct an audit of the process flow and controls used by ISS to provide the ISS proxy voting services contemplated under this Agreement; however, such audit shall not extend to review, disclosure and audit of any proprietary systems, trade secrets or intellectual property of ISS, including, but not limited to, source code or password protected code, inventions, know-how, confidential customer data or third party software or proprietary material licensed by ISS. The audit may be conducted provided that the actual report and the results of such audit shall be deemed Confidential Information of ISS and the report and results of such audit may only be disclosed to ADP after execution by ADP of an appropriate non-disclosure agreement, and in no event shall the report and results be disclosed to any third party without ISS’s prior written consent. In no event shall the results of the audit be used by ADP to compete with ISS or to the detriment of ISS’s business.

(e)                                       Subject to ADP’s obligations set forth in Annex I, ISS agrees to transmit all Vote Instructions pertaining to Ballots received from ADP via the Consolidated Datafeed by use of the Consolidated Datafeed unless ISS shall be precluded from transmitting such Vote Instructions by such means due to Downtime, Scheduled Maintenance or Unscheduled Maintenance. In the event that ISS (i) receives a Ballot from ADP via any method other than via the Consolidated Datafeed, or (ii) is precluded from transmitting Vote Instructions via the Consolidated Datafeed due to Downtime, Scheduled Maintenance or Unscheduled Maintenance or due to any act or omission of ADP in contravention of its obligations under this Agreement, ISS may, under such circumstances, transmit Vote Instructions through such method(s) (including, without limitation, via the Internet, telephone and facsimile) as ISS shall determine in its sole discretion. Notwithstanding the foregoing, ISS shall not use any Unsanctioned Method or Unsanctioned Form.

(f)                                         On the first anniversary of the Term, ISS shall negotiate in good faith with ADP to determine the appropriateness and extent, if any, of a mutually beneficial increase to the de minimis activity threshold set forth in Section 12.2(e).

7.5.                              Disclaimer of Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL OTHER WARRANTIES AND CONDITIONS ON BEHALF OF EITHER PARTY, WHETHER EXPRESSED OR IMPLIED BY STATUTE, COMMON LAW, OR OTHERWISE, ARE TO THE EXTENT PERMISSIBLE BY LAW HEREBY EXCLUDED. IN PARTICULAR, ADP AND ISS HEREBY ACKNOWLEDGE THAT NEITHER ADP NOR ISS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, TO THE OTHER OR TO ANY THIRD PARTIES AS TO THE QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCTS AND SERVICES OFFERED UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY GIVES ANY ASSURANCE OR WARRANTY REGARDING THE PAST OR CONTINUED SUPPLY, ACCURACY, CALCULATION OR PUBLICATION OF THE CONSOLIDATED DATAFEED OR THE ENHANCED COMPONENTS.

SECTION 8.                        Pricing Adjustment.

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SECTION 9.                        Limitation of Liability.

NEITHER PARTY SHALL HAVE ANY LIABILITY FOR LOST PROFITS OR INDIRECT, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 10.                  Indemnification.

10.1.                      ISS Indemnity. ISS shall indemnify and hold harmless ADP, its Affiliates and their respective officers, directors, partners, employees and agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) resulting from any third party claim, action, or proceeding that directly arises out of or relates to: (i) any breach by ISS of its representations, warranties or covenants hereunder; or (ii) any claim that the Enhanced Components, any part thereof or any technology used in connection therewith, infringes any U.S. patent, copyright, trademark, trade name or other proprietary right, including misappropriation of trade secrets; provided, however, that (a) ADP notifies ISS promptly of any such claim, action or proceeding; (b) ADP grants ISS control of its defense and/or settlement; and (c) ADP cooperates with ISS, at ISS’s expense, in the defense thereof. Upon request by ADP, ISS shall periodically reimburse ADP for its reasonable expenses incurred under this Section 10.1. ADP shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, it shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of ISS without waiving the indemnity hereunder. ISS, in the defense of any such claim, action or proceeding, except with the written consent of ADP, shall not consent to the entry of any judgment or enter into any settlement which either (A) does not include, as an unconditional term, the grant by the claimant to ADP of a release of all liabilities in respect of such claims or (B) adversely affects the rights or public image of ADP in respect of such claim, action or proceeding.

10.2.                     ADP Indemnity.

(a)                             ADP shall indemnify and hold harmless ISS, its Affiliates and their officers, directors, partners, employees and agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) resulting from any third party claim, action, or proceeding that directly arises out of or relates to: (i) any breach by ADP of its representations, warranties or covenants hereunder; or (ii) any claim that the Consolidated Datafeed, any part thereof or any technology used in connection therewith, infringes any U.S. patent, copyright, trademark, trade name or other proprietary right, including misappropriation of trade secrets; provided, however, that (a) ISS notifies ADP promptly of any such claim, action or proceeding of which it becomes aware; (b) ISS grants ADP control of its defense and/or settlement; and (c) ISS cooperates with ADP, at ADP’s expense, in the defense thereof. Upon request by ISS, ADP shall periodically reimburse ISS for its reasonable expenses incurred under this Section 10.2. ISS shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, it shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of ADP without waiving the indemnity hereunder. ADP, in the defense of any such claim, action or proceeding, except with the written consent of ISS, shall not consent to the entry of any judgment or enter into any settlement which either (A) does not include, as an unconditional term, the grant by the claimant to ISS of a release of all liabilities in respect of such claims or (B) adversely affects the rights or public image of ISS in respect of such claim, action or proceeding.

(b)                                       Without limiting the rights to indemnification set forth herein, if, as a result of any such infringement claim, ISS is enjoined from using the Consolidated Datafeed, or in ADP’s judgment such an injunction is likely to be issued, ADP, at its expense, may either modify the Consolidated Datafeed so that it is no longer infringing (so long as its functionality is not impaired), replace the Consolidated Datafeed with functionally equivalent products or services, or obtain a right from such claimant for ISS to continue to use the Consolidated Datafeed on terms no less favorable than those set forth in this Agreement.

SECTION 11.                      Confidentiality.

11.1.                          Confidential Information. The parties recognize that, in connection with the performance of this Agreement (including the Services), before and after the date of this Agreement, each party or their respective Affiliates (in such capacity, the “Disclosing Party”) has disclosed and may disclose Confidential Information to the other party or such party’s Affiliates (the “Receiving Party”). For purposes of this Agreement, “Confidential Information” means (i) all information about either party’s business, business plans, customers, strategies, trade secrets, operations, records, finances, assets, and information that reveals the processes, methodologies, technology (including source code and object code) or know-how by which either party’s existing or future products, services, applications and methods of operation are developed, conducted or operated, regardless of its form or the medium in which it is stored; or (ii) any information that reasonably should be expected by the Receiving Party to be confidential by virtue of its content or context.

11.2.                          Use of Confidential Information. Notwithstanding anything to the contrary contained in Section 11.1, “Confidential Information” shall not include information which: (i) was at the time of disclosure already in the possession of the Receiving Party and not subject to any duty or obligation of confidentiality or nondisclosure, as shown by written record; (ii) becomes publicly known through no wrongful act of the Receiving Party; (iii) was independently made available to the Receiving Party by an unrelated and independent third party whose disclosure shall not, to the knowledge of the Receiving Party after due inquiry, constitute a breach of any duty of confidentiality owed to the Disclosing Party; or (iv) has been independently developed by the Receiving Party. The Receiving Party agrees (A) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement or as permitted hereby and (B) not to disclose any such Confidential Information, except (1) to a limited number of its employees on a need to know basis, (2) to its agents, representatives, lawyers and other advisers that have a need to know such Confidential Information, (3) to software consultants and advisors who have a need to know such Confidential Information in the course of the performance of their duties, provided that such parties enter into appropriate written agreements to keep all Confidential Information confidential which are enforceable by the Disclosing Party, to protect the confidentiality of such Confidential Information, and (4) if compelled to be disclosed pursuant to a court order or other legal process, provided that the Disclosing Party shall first have the opportunity to request an appropriate protective order.

11.3.                           Unauthorized Use. The Receiving Party shall take all commercially reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party’s Confidential Information and shall be responsible for any disclosure or misuse of Confidential Information that results from a failure to comply with this Section 11.3. The Receiving Party shall be fully responsible for any breach of this Agreement by its agents, contractors, representatives and employees. The Receiving Party shall promptly report to the Disclosing Party any actual or suspected violation of the terms of this Agreement and shall take all reasonable further steps required by the Disclosing Party to prevent, control or remedy any such violation.

11.4.                           Return of Information. The Receiving Party shall, at the request of the Disclosing Party, retrieve all Confidential Information from its permitted disclosees and thereafter shall (i) promptly return all Confidential Information held or used by the Receiving Party in whatever form, or (ii) at the discretion of the Receiving Party, promptly destroy all such Confidential Information and certify such destruction to the Disclosing Party, provided that during the Term, the Disclosing Party will not make such a request with respect to Confidential Information necessary for the Receiving Party to perform its obligations hereunder.

11.5.                          Tax Treatment. Notwithstanding any statement to the contrary in this Agreement, each of the parties and their respective affiliates and their advisors authorize employees, representatives or other agents, from and after the commencement of any discussions with any such party, to disclose to any and all Persons without limitation of any kind the tax treatment and tax structure related to this Agreement and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure that may be provided, except for any information identifying either party hereto or their Affiliates. For purposes hereof, the terms “tax treatment” and “tax structure” shall have the meaning provided by Treasury Regulation Section 1.6011-4.

11.6.                           Injunctions. In view of the difficulties of placing a monetary value on the Confidential Information, the Disclosing Party may be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking in connection therewith to prevent any further breach of this Section 11 or further unauthorized use of its Confidential Information. This remedy is separate from and in addition to any other remedy the Disclosing Party may have.

11.7.                          Existing Non Disclosure Agreement. This Section 11 supercedes and replaces the existing Non Disclosure Agreement between ISS and ADP and such Non Disclosure Agreement shall be deemed terminated as of the Effective Date.

SECTION 12.                     Term and Termination.

12.1.                           Term. Subject to early termination under Section 12.2, the term of this Agreement shall commence on the Effective Date and terminate on the eighth (8th) anniversary of the Effective Date (the “Initial Term”); provided, that this Agreement shall be renewable for successive five (5) year periods (together with the Initial ‘Term, the “Term”) unless it is terminated by either party by giving written notice to the other party at least ninety (90) days before the end of the Initial Term or any succeeding renewal term.

12.2.                    Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time:

(a)                                       By mutual consent of ADP and ISS;

(b)                                     By ISS if ADP has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, in the case of a breach of a covenant or agreement, cured such breach within ten Business Days after written notice of such breach is given to ADP (provided that ISS is not then in material breach of the terms of this Agreement, and provided further that no cure period shall be required for a breach which by its nature cannot be cured) unless such breach shall not reasonably be likely to prevent the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect on ISS;

(c)                                      By ADP if ISS has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, in the case of a breach of a covenant or agreement, cured such breach within ten Business Days after written notice of such breach is given to ISS (provided that ADP is not then in material breach of the terms of this Agreement, and provided further that no cure period shall be required for a breach which by its nature cannot be cured) unless such breach shall not reasonably be likely to prevent the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect on ADP;

(d)                                     By ISS upon a breach by ADP of Section 7.3(f);

(e)                                      Subject to Sections 7.3(f) and 7.40), by ADP if, during the Term, ISS commences any activity, other than on a “de minimis” basis, related to acting as an agent or otherwise as an outsourced service provider, on behalf of banks, broker-dealers or other nominees in North America (in the aggregate, “Nominees”), in connection with fulfilling such Nominees’ obligations pursuant to Rules 14b-1 or 14b-2, respectively, under the Securities Exchange Act of 1934, as amended, or any successor rules or regulations. For purposes of this Section 12.2(e), a “de minimis” basis shall mean the processing by ISS of 3,000 or fewer Nominee customer accounts in any calendar year; provided, such Nominee customer accounts (i) contain positions for securities of North American issuers trading on North American securities exchanges and (ii) are accounts of Persons not domiciled in North America. Within 10 Business Days after the end of each calendar year during the Term, ISS shall deliver to ADP a certificate signed by the President and Chairman of ISS certifying ISS’s compliance with the provisions of this Section 12.2(e);

(f)                                        By either party upon a breach by the other party of Section 14.13 (Assignment);

(g)                                     By either party if: (i) there shall be a final, non-appealable order of a Federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal; and

(h)                                  By either party in the event the other party intentionally discloses any Confidential Information of the other party in breach of this Agreement.

12.3.                      Effect of Termination.

(a)                                    Upon the expiration or termination of this Agreement, provided that ISS continues to pay Fees pursuant to Section 6, ADP shall permit and not prohibit ISS’s continued use of the Consolidated Datafeed for a transition period (the “Transition Period”) in order to provide ISS adequate time to execute an uninterrupted migration by ISS from the use of the Consolidated Datafeed to the use and operation of an alternate system so as not to disrupt the business activities of ISS or any of ISS’s clients. Once such alternate system is operational on the ISS system, ISS shall discontinue all use of the Consolidated Datafeed and return to ADP all materials and documentation related to the Consolidated Datafeed that are proprietary to ADP. In no event shall this Transition Period be less than 120 days or greater than six (6) months from the date of expiration or termination of this Agreement.

(b)                                    Upon the termination of this Agreement pursuant to Section 12.2(e) above, ISS shall have the right to license ADP’s Proxy Edge Software for purposes of processing Ballots on such terms and conditions in existence under the Proxy Edge License Agreement immediately prior to the Live Date, except for the term set forth in such agreement, which shall be of no shorter duration than the then-remaining portion of the Term under this Agreement. Notwithstanding the foregoing, in the event that the parties revert to the Proxy Edge Software License Agreement, the pricing terms set forth in such agreement immediately prior to the Live Date shall automatically be increased to reflect the aggregate annual increase in the United States Consumer Price Index as released by the United States Department of Labor.

(c)                                      Subject to Section 12.3(a), upon the expiration or termination of this Agreement, (i) ADP shall return to ISS all materials and documentation related to the Enhanced Components that are proprietary to ISS, and (ii) ISS shall return to ADP all materials and documentation related to the Consolidated Datafeed that are proprietary to ADP.

SECTION 13. Notice.

13.1.                         Notice of ADP System. During the Term, ISS shall display in all views available to vote agency clients, subject to ADP’s prior approval in each instance, notice that the platform is electronically connected to the ADP Proxy Plus system.

SECTION 14. Miscellaneous.

14.1.                          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflict of law principles of such state.

14.2.                          Consent to Jurisdiction. Each of ADP and ISS irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of New York State sitting in the County of New York or any federal court of the United States of America sitting in the Southern District of New York arising out of or relating to this Agreement or the transactions contemplated thereby.

14.3.                         Waiver of a Jury Trial. Each party waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 14.3.

14.4.                         Relationship. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agent or employment relationship between the parties. Each party will refrain from acting in any manner which will prejudice or pledge the credit of the other party, from representing to any other Person that it has the authority to act as agent on behalf of such party and from making or purporting to make any contract on behalf such party.

14.5.                         No Promotion. Except as contemplated in this Agreement, each party agrees that it will not, without the prior written consent of the other party in each instance, (i) use in external advertising, publicity, or otherwise the name of the other party, or any affiliate of such party, or any partner or employee of such party, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party or its affiliates, or (ii) represent, directly or indirectly, that any information or any service provided by either party has been approved or endorsed by the other party.

14.6.                         Notices. All notices and other communications under this Agreement shall be:

(a)               in writing,

(b)              delivered by hand, by registered or certified mail, return receipt requested, by overnight delivery service, or by facsimile transmission (with confirmation of receipt by telephone) to the address set forth below or such address as either party shall specify by a written notice to the other, and

(c)               deemed given upon receipt.

Notice to ADP:	Automatic Data Processing, Inc.
1 ADP Boulevard
Roseland, New Jersey 07068 1728
Tel: (973) 974 5000
Fax: (973) 974 3324
Attention: General Counsel

with a copy to:
General Manager
ADP Investor Communications
51 Mercedes Way
Edgewood, New York 11717
Fax: (631) 254 7616
Phone: (631) 254 7448

Notice to ISS:	Institutional Shareholder Services, Inc.
2099 Gaither Road, Suite 501
Rockville, MD 20850
Tel: (301) 556-0500
Fax: (301) 556-0491
Attention: Chief Executive Officer

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Tel: (212) 728-8000
Fax: (212) 728-8111
Attention: Jeffrey R. Poss, Esq.

14.7.                          Entire Agreement. This Agreement and the Schedule, Exhibits, Appendices and Annexes attached hereto contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings between the parties relating to the subject matter hereof and thereof, including, without limitation, the Proxy Edge License Agreement.

14.8.                           Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

14.9.                           Further Assurances. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be commercially reasonable to accomplish the transactions contemplated by this Agreement.

14.10.                     Force Majeure. Neither ADP nor ISS shall bear responsibility or liability for any losses arising out of any delay in or interruptions of their respective performance of their obligations under this Agreement due to any act of God, act of Governmental Authority, act of the public enemy or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, or other work stoppage or slow down), severe or adverse weather conditions, communications line failure, or other similar cause beyond the reasonable control of the party so affected. So long as any such delay or interruption continues, the party responsible for such performance will use its

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reasonable best efforts to eliminate such conditions, as applicable, and will keep the other party fully informed at all times concerning the matters causing such delay or default and the prospects for their termination.

14.11.                     Advertising and Publicity. Neither party, nor anyone acting on such party’s behalf, shall publish, distribute or otherwise disseminate any press release, advertising or publicity matter having any reference to the other party of this Agreement, unless and until such matter has first been submitted to and approved in writing by the other party.

14.12.                     Amendments: Waivers. Except as otherwise expressly provided in this Agreement, no amendment to this Agreement shall be effective unless it shall be in writing and signed by the parties. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

14.13.                      Assignment. ADP shall have the right to assign or sublicense this Agreement and any of its rights, interests, or obligations hereunder to any Person, without ISS’s prior written consent, so long as such assignee does not directly or materially compete with ISS immediately prior to the date of such assignment and, provided that, such assignee shall be obligated to perform, and capable of performing, all of ADP’s obligations under this Agreement and shall so agree in writing to such obligation to perform. ISS shall have the right to assign or sublicense this Agreement and any of its rights, interests, or obligations hereunder to any Person, without ADP’s prior written consent, so long as such assignee does not directly or materially provide substantially similar services or product offerings as those provided by ADP to ISS customers immediately prior to the date of such assignment and, provided that, such assignee shall be obligated to perform, and capable of performing, all of ISS’s obligations under this Agreement and shall so agree in writing to such obligation to perform.

14.14.                      Successors; Assigns: Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of each of the parties, and any Person who may become a party hereto and their respective successors, heirs and legatees and permitted assigns.

14.15.                      Survival. Sections 5, 9, 10, 11, 12.3 shall survive the termination or expiration of this Agreement. Any and all accrued liabilities shall survive the termination or expiration of this Agreement.

14.16.                      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

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The parties have caused their respective duly authorized representatives to execute this Agreement as of this 27th day of October, 2003.

INSTITUTIONAL SHAREHOLDER SERVICES, INC.

BY:	/s/ Robert CS Monks
NAME: Robert CS Monks
TITLE: Chairman

ADP INVESTOR COMMUNICATION SERVICES. INC.

BY:	/s/ Robert Schifellite
NAME: Robert Schifellite
TITLE: Senior Vice President

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Exhibit A

Statement of Work

***

Annex I

Principal Terms of

Service Level Agreement

***

Appendix I to Annex I

Appendix I to Annex I

Contact Details

ISS

Contact Information
Primary Contact
Name	ISS Helpdesk
Telephone	(301) 556-0556
Fax
Email	helpdesk@issproxy.com
Secondary Contact
Name	Lauren Morningstar
Telephone	(301) 556-0276
Fax
Email	lauren.morningstar@issproxy.com
Emergency/Escalation
Contact
Name	Tim Matthews
Telephone	(301) 556-0268
Fax
Email	tim.matthews@issproxy.com
Data Feed Contact
Name

Fax
Email
Data Feed Contact
Name
Telephone
Fax
Email

ADP

Contact Information
Primary Contact
Name	Network Operations Center
Telephone	(631) 254-7500
Fax	(631) 254 7699

Email	netalert@adp.com
Secondary Contact
Name	Network Operations Center
Telephone	(631) 254-7500
Fax	(631) 254 7699
Email	netalert@adp.com
Emergency/Escalation Contact

Name
Telephone
Fax
Email
Data Feed Contact
Name
Telephone
Fax
Email
Data Feed Contact
Name
Telephone
Fax
Email

Appendix II to Annex I

ADP/ICS

APPENDIX 2

Version 1.1

October 17, 2003

ADP/1CS CONSOLIDATED DATA FEED

1

ADP/ICS

APPENDIX 2

INDEX OF CONTENTS

SECTION		PAGE
1.	PE LITE SECURITY/MEETING	3 – 12
2.	PE LITE AGENDA	13 – 18
3.	PE LITE BALLOT	19 – 25
4.	PE LITE DIRECTOR	26 – 30
5.	PE LITE BALLOT CONFIRMATION	31 – 35
6.	ISS DOMESTIC VOTE	36 – 45
7.	ISS GLOBAL VOTE	46 – 56

2

ADP/ICS

PE LITE SECURITY/MEETING

INTERFACE FILE REQUIREMENTS

‘469’

Version 1.1

October 17, 2003

3

PE LITE SECURITY/MEETING

INCOMING RECORD LAYOUT

SECTION		PAGE
1.	LEAD RECORD LAYOUT	5
2.	LEAD. RECORD SUMMARY	7
3.	PE LITE SECURITY/MEETING INFORMATION	12

4

***

5

ADP/ICS

PE LITE AGENDA

INTERFACE FILE REQUIREMENTS

‘138’

Version 1.1

October 17, 2003

13

PE LITE AGENDA INCOMING
RECORD LAYOUT

SECTION		PAGE
1.	LEAD RECORD LAYOUT	15
2.	LEAD RECORD SUMMARY	16
3.	PE LITE AGENDA INFORMATION	18

14

***

15

ADP/ICS
PE LITE BALLOT
INTERFACE FILE REQUIREMENTS
‘388’

Version 1.1
October 17, 2003

PE LITE BALLOT INCOMING
RECORD LAYOUT

SECTION		PAGE
1.	LEAD RECORD LAYOUT	21
2.	LEAD RECORD SUMMARY	22
3.	PE LITE BALLOT INFORMATION	25

***

ADP/ICS
PE LITE DIRECTOR
INTERFACE FILE REQUIREMENTS
‘45’

Version 1.1
October 17, 2003

PE LITE DIRECTOR INCOMING
RECORD LAYOUT

SECTION		PAGE
1.	LEAD RECORD LAYOUT	28
2.	LEAD RECORD SUMMARY	29
3.	PE LITE DIRECTOR INFORMATION	30

***

ADP/ICS
PE LITE BALLOT CONFIRMATION
INTERFACE FILE REQUIREMENTS
‘31’

Version 1.0
September 16, 2003

PE LITE BALLOT CONFIRMATION
INCOMING RECORD LAYOUT

SECTION		PAGE
1.	LEAD RECORD LAYOUT	3
2.	LEAD RECORD SUMMARY	4
3.	PE LITE BALLOT CONFIRMATION INFORMATION	5

2

***

3

ADP/ICS
ISS DOMESTIC VOTE
INTERFACE FILE REQUIREMENTS
‘180’

Version 1.1
October 17, 2003

ISS DOMESTIC VOTE
INCOMING RECORD LAYOUT

***

ADP/ICS
ISS GLOBAL VOTE
INTERFACE FILE REQUIREMENTS
‘250’

Version 1.1
October 17, 2003

ISS GLOBAL VOTE
INCOMING RECORD LAYOUT

***

Annex II

Annex II

ISS Vote Instruction Returned via the Consolidated Datafeed

Year	ISS Vote Instruction	Volume
Year 1
Year 2
Year 3
Year 4
Year 5	***	***
Year 6
Year 7
Year 8
Each Renewal Term Year

(1)   The Price Per Vote Instruction set forth in this column may be reduced from time to time pursuant to Section 8.1.